UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017 (November 2, 2017)

GOLDMAN SACHS MIDDLE MARKET LENDING CORP.

(Exact name of registrant as specified in charter)

Delaware	000-55746	81-2506508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b– 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On November 2, 2017, Goldman Sachs Middle Market Lending Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered two proposals as described in the Company’s proxy statement filed on September 18, 2017. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 14,593,369 shares of common stock outstanding on the record date, September 5, 2017. The final results of the voting on the matters submitted to stockholders at the Annual Meeting are set forth below.

Proposal I: By the vote shown below, the stockholders elected the nominees for directors. Each director will serve until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified. The election of each nominee required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting. Under the Company’s bylaws, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

Name	Votes For	Votes Against	Abstentions
Carlos E. Evans	2,073,879	65,811	38,080
Richard A. Mark	2,111,109	28,581	38,080
Timothy J. Leach	2,111,132	28,581	38,057
Katherine (“Kaysie”) Uniacke	2,117,098	17,939	42,733

Proposal II: The stockholders also voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Approval of Proposal II required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting.

Votes For	Votes Against	Abstentions
9,917,954	10,249	25,212

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS MIDDLE MARKET LENDING CORP. (Registrant)

Date: November 6, 2017	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer